                          AGREEMENT AND PLAN OF MERGER

                                  By And Among

                        HEALTH MANAGEMENT SYSTEMS, INC.,

                              QSM ACQUISITION CORP.

                                       And

                       QUALITY STANDARDS IN MEDICINE, INC.
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                                TABLE OF CONTENTS

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RECITALS ..............................................................     1

ARTICLE 1.

     DEFINITIONS.......................................................     1
          1.1    Certain Definitions...................................     1
          1.2    Other Definitions.....................................     5

ARTICLE 2.

     THE MERGER........................................................     5
          2.1    Effective Time of the Merger..........................     5
          2.2    Effects of the Merger.................................     6
          2.3    Effect on QSM Notes...................................     6
          2.4    Effect on QSM Warrants................................     6
          2.5    Effect on QSM Stock Options...........................     7
          2.6    Effect on QSM Capital Stock...........................     7
          2.7    Conversion of Sub Capital Stock.......................     8
          2.8    Adjustments to Exchange Ratio.........................     8
          2.9    Exchange Procedures...................................     8
          2.10   Escrow Fund...........................................     9

ARTICLE 3.

     REPRESENTATIONS AND WARRANTIES OF QSM.............................    10
          3.1    Organization and Standing.............................    10
          3.2    Capital Structure.....................................    10
          3.3    Equity Investments....................................    11
          3.4    Authority.............................................    11
          3.5    Governmental Consents.................................    11
          3.6    Financial Statements..................................    12
          3.7    Accounting Matters....................................    12
          3.8    Absence of Changes....................................    13
          3.9    Properties............................................    15
          3.10   Taxes.................................................    15
          3.11   Compliance with Law...................................    15
          3.12   Litigation............................................    16
          3.13   Material Agreements...................................    16
          3.14   Proprietary Rights....................................    18
          3.15   Insurance.............................................    18
          3.16   No Conflict...........................................    19
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          3.17   No Default..............................................  19
          3.18   Brokers or Finders......................................  19
          3.19   Certain Advances........................................  20
          3.20   Related Parties.........................................  20
          3.21   Information Supplied....................................  20
          3.22   Employee Benefit Plans..................................  20
          3.23   Labor Relations; Employees..............................  22
          3.24   Compensation............................................  22
          3.25   ........................................................  23
     Bank Accounts.......................................................  23

ARTICLE 4.

     REPRESENTATIONS AND WARRANTIES OF HMS AND SUB.......................  23
          4.1    Organization............................................  23
          4.2    Capital Structure.......................................  23
          4.3    Authority...............................................  23
          4.4    Governmental Consents...................................  24
          4.5    SEC Documents...........................................  24
          4.6    Information Supplied....................................  25
          4.7    No Conflict.............................................  25
          4.8    Shares of HMS Common....................................  26
          4.9    Accounting Matters......................................  26
          4.10   No Prior Activities.....................................  26
          4.11   Brokers or Finders......................................  26

ARTICLE 5.

     COVENANTS RELATING TO CONDUCT OF BUSINESS...........................  27
          5.1    Ordinary Course.........................................  27
          5.2    Dividends; Changes in Stock.............................  27
          5.3    Issuance of Securities..................................  27
          5.4    Governing Documents.....................................  27
          5.5    No Acquisitions.........................................  27
          5.6    No Dispositions.........................................  28
          5.7    Indebtedness............................................  28
          5.8    Benefit Plans, Etc......................................  28
          5.9    Accounting Practices....................................  28
          5.10   No Solicitation; Competing Transactions.................  28

ARTICLE 6.
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     QSM SHAREHOLDERS' MEETING;
     INFORMATION STATEMENT/REGISTRATION STATEMENT........................  29
          6.1    QSM Shareholders' Meeting...............................  29
          6.2    Recommendations of QSM Board of Directors...............  29
          6.3    Preparation and Filing of Information Statement/
          Registration Statement.........................................  29
          6.4    Accuracy of Information.................................  30
          6.5    Additional Information..................................  30
          6.6    QSM Accountants Letter..................................  30
          6.7    Expenses................................................  31
          6.8    Indemnification.........................................  31
          6.9    Restrictions on Resale..................................  33

ARTICLE 7.

     ADDITIONAL AGREEMENTS...............................................  33
          7.1    Access to Information...................................  33
          7.2    Legal Conditions to the Merger..........................  34
          7.3    Rule 145 Affiliates.....................................  34
          7.4    Irrevocable Proxies.....................................  35
          7.5    Employment and Not-to-Compete Agreements................  35
          7.6    Employee Benefits.......................................  35
          7.7    Treatment of Assumed QSM Stock Options..................  35
          7.8    Grant of HMS Stock Options Following the Closing........  36
          7.9    Communications..........................................  37
          7.10   Delivery of Stock Certificates..........................  37
          7.11   Parachute Payments......................................  37
          7.12   Notification of Certain Matters.........................  37
          7.13   Tax Treatment...........................................  38
          7.14   Beacon Resources Fee....................................  38
          7.15   Accountants' Opinions as to Accounting Treatment........  38

ARTICLE 8.

     CONDITIONS PRECEDENT................................................  38
          8.1    Conditions to Each Party's Obligations to Effect the
          Merger.........................................................  38
          8.2    Conditions to Obligations of HMS and Sub................  40
          8.3    Conditions to Obligations of QSM........................  41
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ARTICLE 9.

     CLOSING..............................................................  42

ARTICLE 10.

     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS................  42

ARTICLE 11.

     PAYMENT OF EXPENSES..................................................  42

ARTICLE 12.

     TERMINATION, AMENDMENT AND WAIVER....................................  43
          12.1   Termination..............................................  43
          12.2   Effect of Termination....................................  44
          12.3   Amendment................................................  44
          12.4   Extension; Waiver........................................  44

ARTICLE 13.

     INDEMNIFICATION OF HMS...............................................  44
          13.1   Indemnification..........................................  44
          13.2   Method of Indemnification................................  45
          13.3   Conditions of Indemnification............................  45
          13.4   Limitations on Indemnification...........................  45

ARTICLE 14.

     GENERAL..............................................................  46
          14.1   Notices..................................................  46
          14.2   Headings.................................................  47
          14.3   Counterparts.............................................  47
          14.4   Binding Nature...........................................  47
          14.5   Other Agreements.........................................  47
          14.6   Good Faith...............................................  47
          14.7   Applicable Law...........................................  47
          14.8   No Dissenters' Rights of Appraisal.......................  47
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                                       iv
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                                LIST OF EXHIBITS

Exhibit  A       -       Form of Noteholders Consent

Exhibit  B       -       Form of Preferred Stockholders Consent

Exhibit  C       -       Form of Warrantholders Consent

Exhibit  D       -       Certificate of Incorporation of Surviving
                         Corporation

Exhibit  E       -       By-laws of Surviving Corporation

Exhibit  F       -       List of Directors and Officers of Surviving
                         Corporation

Exhibit  G       -       Escrow Agreement

Exhibit  H       -       Form of Affiliate Letter

Exhibit  I       -       Form of Irrevocable Proxy

Exhibit  J       -       Form of Employment Agreement

Exhibit  K       -       Form of Not-to-Compete Agreement with QSM

                                LIST OF SCHEDULES

Schedule 2.6(a)        -       List of all Shares of QSM Capital Stock
                               owned by HMS and QSM

Schedule 3.1           -       List of all of QSM Qualified and/or Licensed
                               Jurisdictions

Schedule 3.2           -       List of all QSM Shareholders, Warrantholders
                               and Optionholders

Schedule 3.3           -       List of QSM Equity Investments

Schedule 3.6           -       Exceptions to Prior Financial Statements and
                               Interim Financial Statements

Schedule 3.8           -       Changes since June 30, 1996

Schedule 3.9           -       Encumbrances

Schedule 3.10          -       Assessment or Collection of Taxes

Schedule 3.12          -       Litigation

Schedule 3.13          -       Material Agreements

Schedule 3.14          -       List of Proprietary Rights

Schedule 3.16          -       Consents, Waivers and Approvals Required
                               from Parties to Material Agreements

Schedule 3.19          -       Advances

Schedule 3.20          -       Related Parties

Schedule 3.22          -       Employee Benefit Plans

Schedule 3.23          -       Claims By Current or Past QSM Employees

Schedule 3.24          -       Salaries, Consulting and Employment
                               Agreements




                                       vi
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Schedule 3.25          -       Bank Accounts

Schedule 5.7           -       QSM Indebtedness



                                      vii
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                          LIST OF SCHEDULES (continued)

Schedule 7.3          -       List of Rule 145 Affiliates

Schedule 7.7          -       QSM Option Plans

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is made and entered into as of the 3rd day of September, 1996, by and among HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation ("HMS"), QSM ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of HMS ("Sub"), and QUALITY STANDARDS IN MEDICINE, INC., a Delaware corporation ("QSM").

                                    RECITALS

A. The parties wish to provide for the merger (the "Merger") of Sub with and into QSM, whereby it is contemplated that all shares of common stock, $.01 par value, and all shares of preferred stock, $.01 par value, of QSM issued and outstanding, together with all outstanding loans of QSM, all outstanding common stock purchase warrants issued by QSM and all outstanding vested $.25 stock options issued by QSM will either be converted, exercised and then converted or exchanged for an aggregate of 228,000 shares of common stock, par value $.01 per share, of HMS subject to adjustment, in accordance with the terms set forth in Sections 2.3 through 2.6 and 2.8 of this Agreement.

B. The parties hereto desire to set forth certain representations, warranties and covenants made by QSM to HMS and Sub, and by HMS and Sub to QSM, and the conditions precedent to the consummation of the Merger.

C. The Boards of Directors of HMS, Sub and QSM, respectively, have approved and adopted this Agreement and the Merger as a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, HMS, Sub and QSM hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings

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herein specified, unless the context expressly or by necessary implication otherwise requires:

         (a) "Affiliate" shall have the meaning specified in Rule 144 promulgated by the SEC under the Securities Act.

         (b)      "Closing Date" shall have the meaning ascribed to such term in
Article 9.

         (c) "Effective Time of the Merger" shall have the meaning ascribed to such term in Section 2.1.

         (d)      "Escrow Fund" shall have the meaning ascribed to such term in
Section 2.9.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         (f) "Exchange Ratio" shall have the meaning ascribed to such term in Section 2.6(b)(ii).

         (g) "Fair Value" shall mean (i) with respect to HMS Common, the average closing price of HMS Common on the Nasdaq National Market for a period of five (5) consecutive business days ending two (2) business days prior to the Closing Date, (ii) with respect to HMS Stock Options, the value thereof as of two (2) business days prior to the Closing Date as determined by HMS in accordance with the Black-Scholes pricing model, and (iii) with respect to QSM Preferred Stock, Notes, Stock Options and Warrants, the appraised values thereof as of two (2) business days prior to the Closing Date as determined by Fechtor, Detwiler & Co., Inc.

         (h) "HMS Common" shall mean the common stock, par value $.01 per share, of HMS.

         (i) "Information Statement/Prospectus" shall mean the combined (i) information statement of QSM notifying its shareholders of the QSM Shareholders' Meeting and providing information to the holders of QSM Preferred Stock, Notes, Warrants, and Stock Options relating to a proposed exchange for

HMS Common in connection with the Merger and (ii) the prospectus of HMS relating to the HMS Common to be issued to QSM Securityholders in the Merger and the other transactions contemplated by this Agreement, which information statement and prospectus are contained in the Registration Statement.

         (j) "Knowledge" or "known" shall mean, with respect to any representation or warranty or other statement in this Agreement qualified by knowledge of any party, that (i) such party has no actual knowledge of the inaccuracy of the matters therein stated and (ii) assuming the exercise by such party of a reasonable due and diligent investigation as to the matters that are the subject of such representations, warranty or other statement, such party would have no actual knowledge of the inaccuracy of the matters therein stated, it being understood that no party will have any obligation as part of its due and diligent investigation to consult with any outside third parties, other than its respective accountants and legal counsel. Where reference is made to the knowledge of QSM or HMS, such reference shall be deemed to include only the Chief Executive and Chief Financial Officer of QSM and Rodrigo Rocha and the Chief Executive and Chief Financial Officers of HMS, each of whom shall be deemed to have conducted the investigation required by this definition.

         (k) "Material Adverse Effect" on any entity (or group of entities taken as a whole) shall mean an effect that is materially adverse to the consolidated financial condition, assets, liabilities, business or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

         (l) "Material Agreements," as used in relation to QSM, shall have the meaning ascribed to such term in Section 3.13.

         (m) "NASD" shall mean the National Association of Securities Dealers, Inc.

         (n) "Person" shall mean any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

         (o) "QSM Capital Stock" shall mean the QSM Common Stock and Preferred Stock.

         (p) "QSM Common Stock" shall mean the common stock of QSM, par value $.01 per share.

         (q) "QSM Noteholders" shall mean all holders of QSM Notes immediately prior to the Closing Date. A list of all QSM Noteholders is set forth on Schedule 3.13.

         (r) "QSM Noteholder Consents" shall refer to the written consents of holders of QSM Notes in the form attached to this Agreement as Exhibit A, for the purpose of evidencing the agreement of such QSM Noteholder to the exchange of such Noteholder's QSM Notes and the cancellation of the debt related thereto, for shares of HMS Common, as contemplated by this Agreement and the Merger.

         (s) "QSM Notes" shall mean all promissory notes issued by QSM which are outstanding immediately prior to the Closing Date, excluding any promissory notes issued to HMS evidencing working capital loans made to QSM prior to the Effective Time of the Merger.

         (t) "QSM Optionholders" shall mean all holders of QSM Stock Options immediately prior to the Closing Date. A list of all QSM Optionholders is set forth on Schedule 3.2.

         (u) "QSM Preferred Stock" shall mean the preferred stock of QSM, par value $.01 per share.

         (v) "QSM Preferred Shareholder Consents" shall refer to the written consents of holders of QSM Preferred Stock in the form attached to this Agreement as Exhibit B, for the purpose of evidencing the agreement of such QSM Preferred Shareholder to the cancellation of such QSM Preferred Shareholder's outstanding QSM Preferred Stock, in exchange for shares of HMS Common, as contemplated by this Agreement and the Merger.

         (w)     "QSM Principals" shall mean William B. Munier and Rodrigo
Rocha.

         (x) "QSM Securityholders" shall mean all QSM Shareholders, Noteholders, Warrantholders and Optionholders.

         (y) "QSM Shareholders" shall mean all holders of QSM Capital Stock immediately prior to the Closing Date. A list of all QSM Shareholders is set forth on Schedule 3.2.

         (z) "QSM Shareholders' Meeting" shall mean the meeting, and any adjournments thereof, of the holders of QSM Capital Stock duly called and convened for the purpose of their consideration of and voting upon the transactions contemplated by this Agreement and the Merger.

         (aa) "QSM Stock Options" shall mean all outstanding options to purchase QSM Common Stock.

         (bb) "QSM Warrantholders" shall mean all holders of QSM Warrants immediately prior to the Closing Date. A list of all QSM Warrantholders is set forth on Schedule 3.2.

         (cc) "QSM Warrantholder Consents" shall refer to the written consents of holders of QSM Warrants in the form attached to this Agreement as Exhibit C, for the purpose of evidencing the agreement of such QSM Warrantholder to the cancellation of such QSM Warrantholder's outstanding QSM Warrants, in exchange for shares of HMS Common, as contemplated by this Agreement and the Merger.

         (dd) "QSM Warrants" shall mean all outstanding common stock purchase warrants issued by QSM.

         (ee) "Registration Statement" shall mean the registration statement of HMS on Form S-4 pursuant to which the HMS Common to be issued to the QSM Securityholders in the Merger and the other transactions contemplated by this Agreement will be registered under the Securities Act.

         (ff)    "SEC" shall mean the Securities and Exchange Commission.

         (gg) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         (hh) "Subsidiary" shall mean a corporation whose voting securities are owned directly or indirectly by a "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors of the Subsidiary.

         (ii) "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed with respect to any taxes, charges, fees, levies or other assessments.

         (jj)    "Threshold" shall have the meaning ascribed to such term in
Section 13.4(b).

         1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement; whenever such terms are used in this Agreement they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                   ARTICLE 2.

                                   THE MERGER

         2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a Certificate of Merger, together with all other required certificates, shall be filed in accordance with the requirements of Section 251 of the Delaware General Corporation Law as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of such certificate with the Delaware Secretary of State (the "Effective Time of the Merger").

         2.2     Effects of the Merger.  At the Effective Time of the Merger:

         (a) the separate existence of Sub shall cease and Sub shall be merged with and into QSM as the surviving corporation (the "Surviving Corporation");

         (b) the Certificate of Incorporation and By-laws of the Surviving Corporation shall be in the forms attached to this Agreement as Exhibits D and E, respectively;

         (c) the Persons listed on Exhibit F shall be the directors and officers of the Surviving Corporation, and such directors and officers shall continue to act as such and hold such offices in the Surviving Corporation, until their respective successors are duly elected and qualified; and

         (d) the name of the Surviving Corporation shall continue to be Quality Standards in Medicine, Inc. subsequent to the Effective Time of the Merger, and the location of its principal office shall be 581 Boylston Street, Suite 250, Boston, Massachusetts 02116.

         2.3 Effect on QSM Notes. As of the Effective Time of the Merger, and with the consent of the QSM Noteholders, the QSM Notes, including accrued interest thereon through the Closing Date, shall be exchanged for shares of HMS Common ("QSM Note Shares") having a Fair Value equal to the Fair Value of the QSM Notes, and the debt related thereto shall be extinguished.

         2.4     Effect on QSM Warrants.

         (a) Exercise of $.25 QSM Warrants. All outstanding $.25 QSM Warrants shall be exercised by their respective holders immediately prior to the Closing Date and an aggregate of 231,250 shares of QSM Common Stock will be issued to the holders of these warrants, which shares of QSM Common Stock will thereafter at the Effective Time of the Merger be converted into shares of HMS Common in accordance with Section 2.6(b)(ii) below.

         (b) Exchange of $.75 and $1.00 QSM Warrants. As of the Effective Time of the Merger and with the consent of the QSM Warrantholders, all outstanding $.75 and $1.00 QSM Warrants shall be exchanged for shares of HMS Common (the "QSM Warrant Exchange Shares") having a Fair Value equal to the Fair Value of the respective QSM Warrants.


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
         2.5     Effect on QSM Stock Options.

         (a) Exercise of Vested $.25 QSM Stock Options. All outstanding vested $.25 QSM Stock Options shall be exercised by their respective holders immediately prior to the Closing Date and an aggregate of 58,500 shares of QSM Common Stock will be issued to the holders of these QSM Stock Options, which shares of QSM Common Stock will thereafter at the Effective Time of the Merger be converted into shares of HMS Common in accordance with Section 2.6(b)(ii) below.

         (b) Conversion of Vested $1.00 QSM Stock Options and All Non-Vested QSM Stock Options. As of the Effective Time of the Merger, all outstanding vested $1.00 QSM Stock Options and all non-vested QSM Stock Options (collectively, the "Assumed QSM Stock Options") shall be assumed by HMS and converted into HMS Stock Options having a Fair Value equal to the Fair Value of the respective QSM Stock Options, in accordance with such further conditions as are set forth in Section 7.7 of this Agreement.

         2.6 Effect on QSM Capital Stock. As of the Effective Time of the Merger and by virtue of the Merger:

         (a) Cancellation of QSM Capital Stock Owned by HMS or QSM. All shares of QSM Capital Stock, if any, that are owned directly or indirectly by HMS, QSM or any Subsidiary of HMS or QSM, shall be canceled without any action on the part of the holder of such shares, and no stock of HMS or other consideration shall be delivered in exchange therefor. A list of all such shares of QSM Capital Stock is set forth on Schedule 2.6(a).

         (b) Exchange/Conversion of QSM Capital Stock. Other than shares to be canceled pursuant to Section 2.6(a) and fractional shares as provided in
Section 2.6(c), each share of QSM Preferred Stock (including all accrued dividends thereon) and each share of QSM Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged or converted, as the case may be, as follows:

                 (i) QSM Preferred Stock. Pursuant to the terms of the Preferred Stock and with the consent of the holders thereof, each share of QSM Preferred Stock shall be exchanged for shares of HMS

Common (the "QSM Preferred Stock Exchange Shares") having a Fair Value equal to the Fair Value of the QSM Preferred Stock plus accrued dividends.

                 (ii) QSM Common Stock. Without any action on the part of any holder of QSM Common Stock, each share of QSM Common Stock shall be converted into shares of HMS Common in accordance with an exchange ratio (the "Exchange Ratio") to be determined as of the Closing Date equal to (x) 228,000 shares of HMS Common minus (y) the sum of the QSM Note Shares, Warrant Exchange Shares and Preferred Stock Exchange Shares divided by (z) the total number of shares of QSM Common Stock then issued and outstanding.

                 (c) Fractional Shares. No fractional shares of HMS Common shall be issued, and the number of shares of such stock to which each holder of QSM Capital Stock, Notes and Warrants shall be entitled by reason of the Merger and the other transactions contemplated by this Agreement shall be rounded up or down to the nearest whole share.

         2.7 Conversion of Sub Capital Stock. Each share of Sub capital stock issued and outstanding immediately prior to the Closing Date shall be converted, without any action on the part of the holder thereof, into one share of issued and outstanding capital stock of the Surviving Corporation.

         2.8     Adjustments to Exchange Ratio.

         (a) If, after the date of this Agreement, (i) the outstanding shares of HMS Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or (ii) HMS shall declare or pay any dividend or make any distribution of cash or property (including but not limited to securities, rights, etc.) in respect of its shares of capital stock, in either case with a record date of such transaction or event, or other circumstances, such that the Persons who receive HMS Common issued in the Merger do not participate equally and ratably in such change, split-up, exchange, dividend, distribution, etc., the Exchange Ratio shall be correspondingly adjusted so as to preserve, as nearly as may be, the economic consequences of the Merger.


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         (b)     If the Fair Value of HMS Common shall be less than $27.00 per share, the Exchange Ratio shall be adjusted by substituting 233,000 shares of HMS Common in place of 228,000 shares.

         2.9     Exchange Procedures.

         (a) QSM Common Stock. As soon as practicable after the Closing Date, HMS shall deliver to each holder of record of a certificate or certificates representing outstanding shares of QSM Common Stock (the "Certificates"), a Letter of Transmittal or similar instrument for use in effecting the surrender of the Certificates in exchange for HMS Common pursuant to Section 2.6(b)(ii) hereunder. Upon surrender to HMS of a Certificate for cancellation after the Effective Time of the Merger, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of HMS Common to which the holder of QSM Capital Stock is entitled pursuant to Section 2.6(b)(ii) and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of QSM Common Stock which is not registered in the transfer records of QSM, the appropriate number of shares of HMS Common may be delivered to a transferee if the Certificate representing the right to receive such HMS Common is presented to HMS and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9(a), each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of HMS Common as provided by Section 2.6(b)(ii) and the provisions of the Delaware General Corporation Law.

         (b) QSM Preferred Stock, Notes and Warrants. As soon as practicable after the Closing Date, HMS shall deliver to all holders of QSM Preferred Stock, Notes and Warrants, certificates representing the QSM Preferred Stock Exchange Shares, Note Shares and Warrant Exchange Shares.

         (c) No Further Ownership Rights in QSM Capital Stock. All HMS Common delivered upon the surrender for exchange of shares of QSM Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of QSM Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of QSM Capital Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         2.10 Escrow Fund. In order to secure the obligations of QSM to HMS and Sub under this Agreement, the holders of QSM Capital Stock, Notes and Warrants immediately prior to the Effective Time of the Merger shall each deliver to the Escrow Agent ten (10%) percent of the shares of HMS Common to be issued to such holders pursuant to the terms hereof (the "Escrow Fund"), to be held in escrow by the Escrow Agent in accordance with the terms of an Escrow Agreement substantially in the form of Exhibit G hereto (the "Escrow Agreement").

                                   ARTICLE 3.

                      REPRESENTATIONS AND WARRANTIES OF QSM

         QSM represents and warrants to HMS and Sub as of the date hereof and as of the Closing Date as follows:

         3.1 Organization and Standing. QSM is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. QSM is now, and will on the Closing Date be, duly qualified and/or licensed to transact business and in good standing as a foreign corporation in all jurisdictions listed on
Schedule 3.1 attached hereto, and the character of the property owned or leased by QSM and the nature of the business conducted by it do not require such qualification and/or licensing in any other jurisdiction.

         3.2 Capital Structure. The authorized capital stock of QSM consists of 15,000,000 shares of Common Stock and 750,000 shares of Preferred Stock, of which 9,061,992 shares of Common Stock

(9,351,742 shares after exercise of the $.25 QSM Warrants and vested $.25 QSM Stock Options) and 500,000 shares of Preferred Stock are issued and outstanding. The record holders of all of the issued and outstanding QSM Capital Stock are set forth on Schedule 3.2 attached hereto. All of the outstanding shares of QSM Capital Stock were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of QSM Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, QSM's Certificate of Incorporation or By-laws or, except as set forth on Schedule 3.2, any agreement to which QSM or any QSM shareholder is a party or is bound. Except for the foregoing and except as set forth on Schedule 3.2, there are no equity securities of any class of QSM or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in
Schedule 3.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which QSM is a party or by which it is bound obligating QSM to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of QSM or obligating QSM to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Schedule 3.2, there are no voting trusts or other agreements or understandings with respect to the shares of capital stock of QSM.

         3.3 Equity Investments. Except as set forth on Schedule 3.3 attached hereto, QSM does not own directly or indirectly, any equity interest in any corporation, partnership, joint venture, trust or other business entity.

         3.4 Authority. QSM has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of QSM, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of QSM, subject to such approval by the shareholders of QSM. This Agreement has been duly executed and delivered by QSM and, subject to such approval by the shareholders of QSM, constitutes a valid and binding obligation of QSM, enforceable against QSM in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Subject to satisfaction of the conditions set forth in Sections 8.1 and 8.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, can cellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of QSM or (ii) any Material Agreement or permit, license, judgment, order, statute, rule or regulation applicable to QSM or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on QSM.

         3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to QSM in connection with the execution and delivery of this Agreement by QSM or the consummation by QSM of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which QSM is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on QSM.

         3.6 Financial Statements. QSM has furnished to HMS: (i) the balance sheet of QSM as of December 31, 1995 (the "1995 Balance Sheet") and the related statements of earnings, shareholders' equity and statements of cash flows for the year then ended (together with the 1995 Balance Sheet, the "1995

Financial Statements"), certified by Ernst & Young LLP, (ii) the balance sheets of QSM as of December 31, 1993 and 1994, and the related statements of earnings for the years then ended, certified by Ernst & Young LLP (together, the "Prior Financial Statements") and (iii) the unaudited balance sheet of QSM as of June 30, 1996 (the "June Balance Sheet"), and the related statement of earnings for the six months then ended, certified by the Chief Financial Officer of QSM (together with the June Balance Sheet, the "Interim Financial Statements"). The 1995 Financial Statements (including any related schedules and/or notes, if any) are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). The 1995 Balance Sheet fairly presents the financial position of QSM as of its date, and the 1995 Financial Statements fairly present the results of operations of QSM for the period then ended. Except as described in Schedule 3.6 attached hereto, the Prior Financial Statements and the Interim Financial Statements are complete and correct in all material respects, fairly present the financial position and earnings of QSM at the dates and for the periods presented, and have been prepared in accordance with GAAP (except that the Interim Financial Statements are subject to normal year-end adjustments which, both individually and in the aggregate, will not differ materially and adversely from the Interim Financial Statements). Except for certain working capital loans made or to be made to QSM by HMS prior to the Effective Time of the Merger or as described in Schedule 3.6, there has been no material adverse change in the operations or condition (financial or other) of QSM since June 30, 1996. Except as reflected in the 1995 Financial Statements, the Prior Financial Statements or the Interim Financial Statements, QSM had no obligations or liabilities, absolute, accrued or contingent, as of December 31, 1995, December 31, 1993, December 31, 1994 and June 30, 1996, respectively, that are material to the business or assets of QSM.

         3.7 Accounting Matters. To the knowledge of QSM, (i) neither QSM nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action (without giving effect to any action taken or agreed to be taken by HMS or Sub), and (ii) no facts or circumstances exist with regard to QSM or any of its Affiliates, which in each case could reasonably be expected to prevent HMS from accounting for the business combination to be effected by the Merger as a pooling of interests.

         3.8 Absence of Changes. Since June 30, 1996, QSM has not, except as disclosed on Schedule 3.8 attached hereto:

         (a) suffered any changes in its condition (financial or otherwise), net worth, assets, properties, obligations or liabilities which, in the aggregate, have a Material Adverse Effect on QSM or become aware of any event which may result in any such Material Adverse Effect;

         (b) issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of QSM;

         (c)     incurred additional debt for borrowed money other than to HMS;

         (d) paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business;

         (e) declared, promised, or paid any dividend, payment or other distribution on or with respect to any share of QSM Capital Stock;

         (f) purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of QSM Capital Stock;

         (g) mortgaged, pledged, or otherwise, voluntarily or involuntarily encumbered any of its assets or properties, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business consistent with past practices;

         (h) transferred, assigned, licensed, conveyed or liquidated any of its assets or entered into any transaction or incurred any liability or obligation which affected its assets, other than transactions occurring in the ordinary and usual course of business consistent with past practices;

         (i) suffered any material destruction, damage or loss relating to its assets whether or not covered by insurance;

         (j) committed, suffered, permitted or incurred any default in any liability or obligation which, in the aggregate, has had or will have any Material Adverse Effect upon QSM;

         (k) made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business consistent with past practices;

         (l) sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.14), except in the ordinary course of business consistent with past practices (including non-exclusive licensing in connection with the sale of software);

         (m) effected or agreed to effect any amendment or supplement to any employee benefit plan or arrangement or paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, its officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

         (n) paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect prior to June 30, 1996;

         (o) effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or By-laws, except as contemplated in this Agreement, or to any change in the terms of any contract or instrument to which it is a party which may have a Material Adverse Effect on QSM;

         (p) waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others;

         (q) committed, suffered, permitted or incurred any transaction or event which would materially increase its tax liability for any prior taxable year;

         (r) incurred any other material liability or obligation or entered into any transaction other than in the ordinary course of business consistent with past practices; or

         (s) received any notices, or has reason to believe, that any supplier or customer of QSM has taken or contemplates any steps which could disrupt the business relationship of QSM with said supplier or customer or could result in the diminution in the value of QSM as a going concern.

         3.9 Properties. QSM owns no fee interest in real property. The 1995 Financial Statements, the Prior Financial Statements and the Interim Financial Statements reflect all of the personal property used by QSM in its business or otherwise held by QSM, as of their respective dates, except for (i) property acquired or disposed of in the ordinary and usual course of the business of QSM since the date of the June Balance Sheet, and (ii) property not required under generally accepted accounting principles to be reflected thereon. QSM has good and marketable title to all assets and properties listed on the 1995 Balance Sheet, the Prior Financial Statements and the June Balance Sheet and thereafter acquired, free and clear of any imperfections of title, security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations (collectively, the "Encumbrances"), except (i) liens for current taxes not yet due and payable or (ii) Encumbrances referred to in the June Balance Sheet or in Schedule 3.9 attached hereto (provided that the foregoing representation does not extend to Proprietary Rights as to which Section 3.14 applies).

         3.10 Taxes. QSM has duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns required to be filed, and all such returns are true, correct and complete, in all material respects. QSM has paid all Taxes shown thereon as owing. All Taxes due through the Closing Date will have been fully paid by that date or provided for by adequate reserves. The 1995 Financial Statements, the Prior Financial Statements and the Interim Financial Statements reflect all Taxes accrued through the period indicated thereon. Except as described in Schedule 3.10 attached hereto, QSM is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against QSM. For purposes of this Agreement, an action shall be deemed pending, and a claim shall be deemed to have been asserted, only after service of summons or other notice has been made upon QSM.

         3.11 Compliance with Law. Except for possible minor exceptions, the curing or non-curing of which would not have a Material Adverse Effect on QSM, the business of QSM has been conducted in accordance with all applicable laws, regulations, orders and other requirements of Governmental Entities.

         3.12 Litigation. Except as otherwise set forth on Schedule 3.12 attached hereto, there is no claim, dispute, action, proceeding, suit or appeal, or investigation, at law or in equity, pending against QSM or affecting any of its assets or properties (including the Proprietary Rights), before any court, agency, authority, arbitration panel or other tribunal and, to its knowledge, none has been threatened against QSM nor is QSM aware of any facts which might give rise to any such claim, dispute, action, proceeding, suit, appeal or investigation which, singly or in the aggregate, might have a Material Adverse Effect on QSM. QSM is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal. None of the items described on Schedule 3.12, singly or in the aggregate, would have a Material Adverse Effect on QSM or the right of QSM to consummate the transactions contemplated hereby.

         3.13 Material Agreements. Schedule 3.13 attached hereto consists of a true and complete list of all Material Agreements relating to QSM, and not listed on another schedule hereto, to which QSM is a party. Schedule 3.13 further identifies each of the Material Agreements which contain change of control provisions. Prior to the execution of this Agreement, QSM has delivered or made available to HMS a true and complete copy of each such Material Agreement. Except as set forth on Schedule

3.13 or any other schedule to this Agreement, QSM is not a party or subject to any other Material Agreements.

         For purposes of this Agreement, "Material Agreements" means the following written and oral agreements, contracts, or arrangements:

         (a) each partnership, joint venture or similar agreement of QSM with a third Person;

         (b) each contract or agreement under which QSM has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness of more than $25,000 in principal amount or under which QSM has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, securing indebtedness in excess of $25,000;

         (c) each contract or agreement which involves an aggregate payment or commitment per contract or agreement on the part of QSM of more than $25,000;

         (d) each of the ten (10) contracts or agreements which (i) accounted for the largest percentage of QSM's net revenues for the twelve (12) months ended December 31, 1994 and 1995 and the seven (7) months ended July 31, 1996, and (ii) is projected to account for the largest percentage of QSM's net revenues for the twelve (12) months ended December 31, 1996 and projected for 1997 and all contracts or agreements which account for or are projected to account for development costs in excess of $50,000 during the twelve (12) months ended December 31, 1996 and 1997;

         (e) each contract or agreement relating to employment or consulting, and each severance or indemnification agreement or arrangement with any of the directors, officers, consultants or employees of QSM, without regard to the value thereof;

         (f)     all leases and subleases from any third Person to QSM;

         (g) each contract or agreement to which QSM or its Affiliates is a party limiting, in any material respect, the right of QSM prior to the Effective Time of the Merger, or the Surviving Corporation or any of its Subsidiaries or Affiliates at or after the Effective Time of the Merger (i) to engage in, or to compete with any Person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by QSM or any of its Affiliates prior to the Effective Time of the Merger, or the Surviving Corporation or any of its Subsidiaries or Affiliates after the Effective Date or
(ii) to solicit any customer or client;

         (h) fire, casualty, liability, title, worker's compensation and all other insurance policies and binders maintained by QSM;

         (i) all material licenses, licensing agreements and other agreements (both granting and receiving) pertaining to any Proprietary Rights;

         (j)     all distribution and development agreements;

         (k)     all QSM Notes; and

         (l) all other contracts or agreements which are material to QSM or the conduct of its business, other than those made in the ordinary and usual course of business or those which are terminable by QSM upon no greater than sixty (60) days prior notice and without penalty or other adverse consequences.

         Except for those matters which, individually or in the aggregate, do not and will not have a Material Adverse Effect on QSM, no third Person has made or raised any claim, dispute or controversy with respect to any of the Material Agreements nor has QSM received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by QSM with respect to its obligations under any of the Material Agreements, nor are there any facts which exist indicating that any of the Material Agreements may be totally or partially terminated or suspended by the other parties thereto.

         3.14 Proprietary Rights. Schedule 3.14 attached hereto constitutes a full and complete list of all material computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and registered copyrights, and applications therefor, owned or used by QSM or in which it has any material rights or licenses (including, as to each such license, the name of the licensee and licensor, the termination date or notice requirement with respect to termination, basis of royalties calculation and renewal options). QSM owns or possesses adequate licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of QSM, and the same are sufficient to conduct QSM's business as it has been and is now being conducted or as it may foreseeably be conducted in the future. All of such licenses are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; there have not been and there currently are not any material defaults thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. The validity, continuation and effectiveness of all of such licenses under the current material terms thereof will in no way be affected by the transactions contemplated in this Agreement or, if any would be affected, QSM and HMS shall use all necessary and reasonable means at their disposal to cause an appropriate consent to such transaction to be delivered to HMS prior to the Closing Date at no cost or other adverse consequences to HMS. The operations of QSM do not conflict with or infringe, and no one has asserted to QSM that such operations conflict with or infringe, any Proprietary Rights owned, possessed or used by any third Person.

         3.15 Insurance. QSM maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in QSM's judgment, reasonable for the business and assets of QSM. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Time of the Merger under comprehensive general liability and workmen compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

         3.16 No Conflict. The execution and delivery of this Agreement by QSM, and the performance of its obligations hereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or By-laws of QSM or any Material Agreement; (ii) will not give rise to a right by any Person to terminate its obligations under any Material Agreement; (iii) to its knowledge, will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third Person upon any of the material assets or properties of QSM; and (iv) to its knowledge, will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over QSM or any of its assets or properties. Schedule 3.16 attached hereto contains a full and complete list of all necessary consents, waivers and approvals required from parties to Material Agreements or from Governmental Entities in connection with the execution and delivery of this Agreement by QSM and the performance of QSM's obligations hereunder.

         3.17 No Default. QSM has in all material respects performed, or is now performing, the obligations of, and it is not in default (nor would by the lapse of time and/or the giving of notice be in default) in respect of, any Material Agreements. Each of the Material Agreements is a legal, binding and enforceable obligation by or against QSM, assuming in the case of any such agreement, that it is a legal, binding and enforceable obligation of the other party(ies) thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         3.18 Brokers or Finders. Except with respect to Beacon Resources, Inc.("Beacon Resources"), QSM has not dealt with, directly or indirectly, any person to which any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby would be payable. QSM shall indemnify and hold HMS harmless from and against any and all claims, liabilities or obligations with respect to any other brokerage or finders fees, commissions or expenses arising on account of a breach of the foregoing representation.

         3.19 Certain Advances. Except as set forth on Schedule 3.19 attached hereto, there are no receivables of QSM owing by directors, officers, or shareholders of QSM or owing by any Affiliate of any director or officer of QSM, other than advances in the ordinary and usual course of business to officers for reimbursable business expenses. A list of such advances is set forth on Schedule 3.19.

         3.20 Related Parties. Except as disclosed in Schedule 3.20 attached hereto, none of the QSM Principals or any Affiliate of any such Person, has, either directly or indirectly: (i) an interest in any corporation, partnership, firm or other Person or entity which furnishes or sells services or products which are similar to those furnished or sold by QSM; or (ii) a beneficial interest in any contract or agreement to which QSM is party or by which QSM is bound. For purposes of this Section 3.20, there shall be disregarded any interest which arose solely from the ownership of less than a five (5%) percent equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

         3.21 Information Supplied. To the knowledge of QSM, as of the date of this Agreement and at all times subsequent thereto until the Closing Date, none of the information provided or to be provided by QSM and the QSM Principals to HMS in writing in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, any such information provided in writing by QSM and the QSM Principals for the specific purpose of inclusion in the Information Statement/Prospectus will contain all material statements which are required to be stated therein in accordance with the Securities Act, and will in all material respects conform to the requirements of the Securities Act. This Section 3.21 does not apply to the 1995 Financial Statements, the Prior Financial Statements and the Interim Financial Statements, as to which Section 3.6 shall apply.

         3.22    Employee Benefit Plans.

         (a) A complete list of each employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "ERISA Plans"), and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding maintained or contributed to by QSM or any of its Subsidiaries, excluding "multiemployer plans" within the meaning of Section 3(37) of ERISA (all of the foregoing, collectively the "Benefit Plans") is set forth on Schedule 3.22 attached hereto. Except as set forth on Schedule 3.22, QSM has made available to HMS, a true and correct copy of (i) the documents comprising each such Benefit Plan; (ii) the most recent annual report (Form 5500) filed by QSM or any of its Subsidiaries with the Internal Revenue Service ("IRS") for each such Benefit Plan for which such report is required; (iii) each trust agreement or insurance contract, if any, to which QSM or any of its Subsidiaries is a party relating to such Benefit Plan; and (iv) the current summary plan description for each ERISA Plan.

         (b) With respect to the QSM Benefit Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which QSM could be subject to any liability that could reasonably be expected to have a Material Adverse Effect on QSM (except liability for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         (c) With respect to the QSM Benefit Plans, individually and in the aggregate, there are no benefit obligations for which contributions have not been made or properly accrued, or which have not been accounted for by reserve, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Financial Statements, which obligations could reasonably be expected to have a Material Adverse Effect on QSM. QSM does not maintain a "welfare benefit fund", as defined in Code Section 419(e).

         (d) With respect to any QSM Benefit Plan that provides for major medical coverage for retirees, such coverage for retirees may be amended in any manner or eliminated entirely without liability to QSM, any of its Affiliates or HMS.

         (e)     With respect to any multiemployer plan within the meaning of
Section 3(37) of ERISA to which QSM contributes (or has at any time contributed or had an obligation to contribute): (i) QSM has or will have, as of the Effective Time of the Merger, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement; (ii) neither QSM nor HMS would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect on QSM, if, as of the Effective Time of the Merger, QSM were to engage in a complete withdrawal (as defined in ERISA Section 4203) or partial withdrawal (as defined in ERISA
Section 4205) from any such multiemployer plan; and (iii) QSM has delivered (or will prior to the Effective Time of the Merger deliver) to HMS current, accurate and complete copies of all such multiemployer plans to which QSM contributes and all collective bargaining agreements requiring contributions to be made to any such multiemployer plan or plans.

         3.23 Labor Relations; Employees. QSM has generally enjoyed a good employer-employee relationship with its employees and except as listed on
Schedule 3.23 attached hereto, no past or current QSM employee has made a claim before any government agency or in any court against QSM, any of its directors or officers, or any of the QSM Principals or threatened to make such a claim. QSM will pay in full to the extent possible or, if not, accrue by adequate reserves, all wages, salaries, bonuses, sick pay, vacation pay and other direct and indirect compensation earned by all employees of QSM through the Closing Date (whether or not payable by such date); provided, however, that all vacation pay and sick pay obligations of QSM relating to periods prior to January 1, 1996 will be fully satisfied by QSM prior to the Closing Date. Upon termination of the employment of any QSM employee by HMS, HMS will not incur any liability for any severance or termination pay or other similar payment except as expressly provided in agreements with labor unions listed on Schedule 3.23 or employment agreements listed on Schedule 3.24. QSM is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as listed on Schedule 3.23, there is no unfair labor practice complaint against QSM pending before any Governmental Entity or strike, dispute, slowdown or stoppage pending or threatened against or involving QSM, and none has occurred since December 31, 1995. No representation question exists respecting the employees of QSM and no collective bargaining agreement is currently being negotiated by QSM. Except as listed on Schedule 3.23, no grievance procedure or arbitration proceeding is pending under any collective bargaining agreements.

         3.24 Compensation. Schedule 3.24 attached hereto contains a list of all officers, employees (both full time and part time) and consultants of QSM during calendar year 1995 and the first eight months of calendar year 1996, together with their current job titles (if currently employed) and aggregate remuneration rate (salary, bonus and commission) for each such person for each respective period. Schedule 3.24 also contains a list of all employment contracts in effect with respect to employees and consultants of QSM.

         3.25 Bank Accounts. Schedule 3.25 attached hereto is a list of all bank and investment accounts and safe deposit boxes in the name of or controlled by QSM and a listing of the Persons having signature authority or access thereto.

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF HMS AND SUB

         HMS represents and warrants to QSM as of the date hereof and as of the Closing Date as follows:

         4.1 Organization. Each of HMS and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate or otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties which it now owns and leases.

         4.2 Capital Structure. The authorized capital stock of HMS consists of 45,000,000 shares of HMS Common, of which 17,312,549 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding. All of the outstanding shares of HMS Common were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of HMS Common are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, HMS's Certificate of Incorporation or By-laws or any agreement to which HMS is a party or is bound. The authorized capital stock of Sub consists of 200 shares of Common Stock, no par value ("Sub Common"). An additional 2,015,376 shares of HMS Common (the "Option Shares") are reserved for issuance upon the (i) exercise of options outstanding under HMS's Stock Option and Restricted Stock Purchase Plan and HMS's Non-Employee Director Stock Option Plan and (ii) purchase of shares of HMS Common under HMS's Employee Stock Purchase Plan. The Option Shares, when issued and paid for, will constitute validly issued, fully paid and non-assessable shares of HMS Common. Upon the execution of this Agreement, 200 shares of Sub Common were validly issued and outstanding and were and, as of the Effective Time of the Merger will be, held by HMS of record and beneficially.

         4.3 Authority. HMS and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the trans actions contemplated hereby have been duly authorized by the Boards of Directors of HMS and Sub. This Agreement has been duly executed and delivered by HMS and Sub and constitutes valid and binding obligations of HMS and Sub, enforceable against them in accordance with its terms. Subject to satisfaction of the conditions set forth in Sections 8.1 and 8.2, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of HMS, (ii) any provision of the Certificate of Incorporation or By-laws of Sub, or (iii) any material agreement, permit, license, judgment, order, statute, rule or regulation applicable to HMS, Sub or any Subsidiary of HMS or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on HMS, Sub or HMS's other Subsidiaries.

         4.4 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HMS or Sub in connection with the execution and delivery of this Agreement by HMS and Sub or the consummation by HMS and Sub of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Sub is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (iii) the filing of such reports under Section 13 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of a Notification of Additional Listing with the NASD, (v) the filing of the Registration Statement with the SEC, and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on HMS, Sub or HMS's other Subsidiaries.

         4.5 SEC Documents. HMS has furnished or made available to QSM, a true and complete copy of each report, registration statement and definitive proxy statement filed by HMS with the SEC since December 17, 1992 (the "HMS SEC Documents"), which are all the documents (other than preliminary material) that HMS was required to file with the SEC since December 17, 1992. As of their respective filing dates, the HMS SEC Documents (excluding (i) any information (including financial information) contained or incorporated by reference into any HMS SEC Document with respect to QSM and (ii) any pro forma financial information included in any HMS SEC Document, as to which no representations are made by HMS), complied in all material respects with the requirements of the Exchange Act or the Securities Act, and none of the HMS SEC Documents (excluding (i) any information (including financial information) contained or incorporated by reference into any HMS SEC Document with respect to QSM and (ii) any pro forma financial information or projections included in any HMS SEC Document, as to which no representations are made by
HMS) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed HMS SEC Document.

         4.6 Information Supplied. To the knowledge of HMS, as of the date of this Agreement and at all times subsequent thereto until the Closing Date, none of the information provided or to be provided by HMS to QSM in writing in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, any such information provided in writing for the specific purpose of inclusion in the Information Statement/Prospectus will contain all material statements which are required to be stated therein in accordance with the Securities Act, and will in all material respects conform to the requirements of the Securities Act (excluding (i) any information (including financial information) contained or incorporated by reference into the Information Statement/Prospectus with respect to QSM and (ii) any pro forma financial information included in the Information Statement/Prospectus, as to which no representations are made by HMS).

         4.7 No Conflict. The execution and delivery of this Agree ment by HMS, and the performance of its obligations hereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or By-laws of HMS or any of its Subsidiaries, or any material contract, agreement or commitment binding upon HMS or any of its Subsidiaries or any of their assets or properties; (ii) will not give rise to a right by any Person to terminate its obligations under any such HMS material agreement; (iii) to its knowledge, will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the material assets or properties of HMS or any of its Subsidiaries; and (iv) to its knowledge, will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over HMS or any of its Subsidiaries or any of their assets or properties.

         4.8 Shares of HMS Common. The shares of HMS Common will, when issued and delivered to the QSM Securityholders in accordance with this Agreement and the transactions contemplated hereby, be duly authorized, validly issued, fully paid and nonassessable.

         4.9 Accounting Matters. To the knowledge of HMS, (i) neither HMS nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action (without giving effect to any action taken or agreed to be taken by QSM), and (ii) no facts or circumstances exist with regard to HMS or any of its Affiliates, which in each case could reasonably be expected to prevent HMS from accounting for the business combination to be effected by the Merger as a pooling of interests.

         4.10 No Prior Activities. Sub has not incurred any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation and consummation of this Agreement and the transactions contemplated hereby. Sub has not engaged in any business or activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person or entity, and is not subject to or bound by any obligation or undertaking which is not contemplated by this Agreement or incurred in connection with its incorporation.

         4.11 Brokers or Finders. HMS has not dealt with, directly or indirectly, any person to which any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby would be payable, other than with respect to Beacon Resources, as provided herein. HMS shall indemnify and hold QSM harmless from and against any and all claims, liabilities or obligations with respect to any other brokerage or finders fees, commissions or expenses arising on account of a breach of the foregoing representation.

         4.12 Certain Proceedings. There is no pending claim, dispute, action, proceeding, suit, appeal or investigation that has been commenced against HMS or Sub that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger and related transactions nor, to the knowledge of HMS, are any such proceedings threatened. Moreover, HMS has no knowledge of facts which might give rise to a claim for indemnification under
Article 13 hereunder, other than with respect to the operations of QSM in the United Kingdom as set forth in Section 13.4(b) hereof.

                                   ARTICLE 5.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         During the period from the date of this Agreement and continuing until the Effective Time of the Merger, QSM agrees (except as expressly contemplated by this Agreement or to the extent that HMS shall otherwise consent in writing) that:

         5.1 Ordinary Course. QSM will use all reasonable efforts, consistent with its past practice and policy to: (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and consistent with such business; (ii) to preserve intact its present business organization; (iii) keep available the services of its present officers, key employees and members of its Medical Advisory Panel; and preserve its relationship with customers, suppliers and others having business dealings with it; and (iv) maintain continuous insurance coverage substantially equivalent to the insurance coverage in existence on the date of this Agreement. In addition, QSM will not engage in any transaction not in the ordinary course consistent with its past practices, nor will QSM enter into any new Material Agreement or amend any existing Material Agreement (other than minor modifications) without the prior written consent of HMS.

         5.2 Dividends; Changes in Stock. QSM shall not: (i) declare, pay or promise to pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of QSM or (iii) repurchase or otherwise acquire any shares of its capital stock.

         5.3 Issuance of Securities. QSM shall not issue, deliver or sell or authorize, promise or propose the issuance, delivery or sale of, or purchase or promise or propose the purchase of, any shares of its capital stock or any class of securities exercisable or convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible securities.

         5.4 Governing Documents. QSM shall not amend its Certificate of Incorporation or By-laws, except as contemplated in this Agreement.

         5.5 No Acquisitions. QSM shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to QSM.

         5.6 No Dispositions. QSM shall not sell, lease or otherwise dispose of any of its assets except in the ordinary course of business consistent with QSM's prior practices.

         5.7 Indebtedness. Except for certain working capital loans made or to be made to QSM by HMS prior to the Effective Time of the Merger, as set forth on
Schedule 5.7 attached hereto, QSM shall not incur any indebtedness for borrowed money, or guarantee any such indebtedness or issue or sell or promise to issue or sell, any debt securities of QSM or guarantee any debt securities of others.

         5.8 Benefit Plans, Etc. QSM shall not adopt or amend in any material respect any agreement with employees, other than as provided in this Agreement.

         5.9 Accounting Practices. QSM shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected.

         5.10 No Solicitation; Competing Transactions. QSM shall not, nor shall it permit any of its directors, officers, employees or agents, directly or indirectly, to (a) solicit, initiate, encourage or participate in any discussions or negotiations with respect to, or to take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any offer or proposal to directly or indirectly acquire outside the ordinary course of business any of the business, properties or the QSM Capital Stock, whether by merger, consolidation, proxy solicitation, tender or exchange offer, business combination, purchase of assets or otherwise, other than the transactions contemplated by this Agreement (a "Competing Transaction"), or (b) except as required by law, to furnish or disclose to any Person, other than HMS or its agents, any information not customarily disclosed concerning the business, assets, liabilities, properties and personnel of QSM, or afford to any Person other than HMS and its agents access to the properties, books or records of QSM. If QSM receives any offer or proposal, written or otherwise, of the type referred to above, QSM promptly shall inform HMS of such offer or proposal and furnish HMS with a copy thereof if such offer or proposal is in writing.


                                   ARTICLE 6.

                           QSM SHAREHOLDERS' MEETING;
                  INFORMATION STATEMENT/REGISTRATION STATEMENT

         6.1 QSM Shareholders' Meeting. QSM agrees that this Agreement shall be submitted to its shareholders for approval at the QSM Shareholders' Meeting. As soon as practicable after the date of this Agreement, QSM shall take all action, to the extent necessary in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene the QSM Shareholders' Meeting promptly to consider and vote upon the approval of the Merger and such other matters as may be necessary or desirable to consummate the Merger and the transactions contemplated hereby.

         6.2 Recommendations of QSM Board of Directors. QSM hereby represents that its Board of Directors has (i) determined that the Merger is fair to and in the best interests of QSM's shareholders and it is fair to the holders of the QSM Notes, Warrants and Stock Options, (ii) approved the Merger and the other transactions contemplated hereby, and (iii) resolved to and will recommend in the Information Statement adoption of this Agreement, authorization of the Merger by the shareholders of QSM and the consents of the QSM Noteholders, Preferred Shareholders and Warrantholders.

         6.3 Preparation and Filing of Information Statement/ Registration Statement. As soon as practicable after the date of this Agreement, QSM and HMS shall jointly prepare and file with (i) the SEC, subject to the prior approval of the other party, which approval shall not be unreasonably withheld, an information statement relating to the QSM Shareholders' Meeting and the Registration Statement relating to the registration under the Securities Act of the shares of HMS Common issuable to the QSM Securityholders, and (ii) state securities administrators, such registration statements or other documents as may be required under applicable blue sky laws to qualify or register the shares of HMS Common issuable to the QSM Securityholders (the "Blue Sky Filings"). QSM, HMS and Sub will use their reasonable best efforts to cause the Registration Statement to become effective as soon as practicable. Promptly after the Registration Statement has become effective and all applicable blue sky laws have been complied with, QSM shall mail the Information Statement/Prospectus to the QSM Securityholders. Notice of the QSM Shareholders' Meeting shall be mailed to the shareholders of QSM along with the Information Statement.

         6.4 Accuracy of Information. Each party represents and warrants that the information supplied or to be supplied by it for and included or incorporated by reference in the Registration Statement, the Blue Sky Filings, the Information Statement/Prospectus and any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, at the respective times such documents are filed or, as applicable, declared effective and, as of the Effective Time of the Merger, and, with respect to the Information Statement, when first published, sent or given to the QSM Securityholders and at the time of the QSM Shareholders'

Meeting, not be false or misleading with respect to a material fact, or omit or state any material fact necessary in order to make the statements therein not misleading.

         6.5 Additional Information. Each party covenants and agrees that (i) if, at any time prior to the Effective Time of the Merger, any event relating to it or any of its Affiliates, officers, or directors is discovered that should be set forth in an amendment to the Registration Statement or Blue Sky Filings or a supplement to the Information Statement, such party will promptly inform the other parties, and such amendment or supplement will be promptly filed with the SEC and appropriate state securities administrators and disseminated to the shareholders of QSM, to the extent required by applicable federal and state securities laws, and (ii) documents which either party files or is responsible for filing with the SEC and any regulatory agency in connection with the Merger (including, without limitation, the Information Statement) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in the Registration Statement, Blue Sky Filing, the Information Statement, or any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby.

         6.6 QSM Accountants Letter. QSM shall use all reasonable efforts to cause to be delivered to HMS a letter of Ernst & Young LLP, QSM's independent accountants, dated a date within five (5) business days before the date on which the Registration Statement shall become effective and addressed to HMS, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), in form and substance reasonably satisfactory to HMS and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         6.7 Expenses. The out-of-pocket costs and expenses incurred in connection with the QSM Shareholders' Meeting shall be expenses of QSM and out-of-pocket costs and expenses incurred in connection with the above described federal and state registrations and qualifications shall be borne by HMS. Such costs and expenses to be borne by HMS shall include, without limitation, the fees and expenses of HMS's counsel and its accountants and other out-of-pocket costs and expenses of HMS incident to the preparation and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto and the cost of furnishing a reasonable number of copies of each final prospectus and each amendment or supplement thereto to purchasers of the securities so registered, the costs and expenses incurred in connection with the Blue Sky Filings, and any other costs and expenses of complying with the foregoing provisions of this Article 6 with respect to such registration (the "Registration Expenses").

         6.8   Indemnification.

         (a) Indemnification by HMS. HMS hereby indemnifies and agrees to hold harmless the QSM Securityholders and each Person, if any, who controls, within the meaning of Section 15 of the Securities Act, the QSM Securityholders against any losses, claims, damages or liabilities (collectively, "Damages"), to which any such Persons may be subject, under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which the shares of HMS Common were registered under the Securities Act pursuant to this Article 6, any prospectus contained therein (if used during the period appropriate for such prospectus) or any amendment or supplement thereto, or on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information furnished in writing to HMS by QSM or the QSM Principals specifically for use therein or (ii) the 1995 Financial Statements, the Prior Financial Statements, the Interim

Financial Statements or any other financial statements or related financial information of QSM provided to HMS in writing by QSM or any of the QSM Principals.

         (b) Indemnification by QSM. QSM hereby agrees to indemnify and to hold harmless HMS and its directors and officers and each Person, if any, who controls HMS within the meaning of Section 15 of the Securities Act against any Damages to which any of such Persons may be subject under the Securities Act or otherwise, and to reimburse any of such Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Damages, but only to the extent such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any Registration Statement under which the shares of HMS Common were registered under the Securities Act pursuant to this Article 6, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with (i) information furnished in writing to HMS by QSM or the QSM Principals or (ii) the 1995 Financial Statements, the Prior Financial Statements, the Interim Financial Statements or any other financial statements or related financial information of QSM provided to HMS in writing by QSM or any of the QSM Principals.

         (c) Notification. Each party indemnified under Section 6.8(a) or (b) shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The failure or omission of any indemnified party so to notify an indemnifying party of any such action shall relieve the indemnifying party from liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in this Section 6.8 only to the extent, if any, that the indemnifying party was prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party under this Section 6.8 of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this Section 6.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that the indemnifying party shall remain liable for the reasonable costs of separate counsel for the indemnified party if and to the extent that the indemnified party reasonably determines that it requires separate counsel in view of a conflict of interest affecting the counsel designated by the indemnifying party; and provided, further, that no indemnifying party shall be required to pay the costs of separate counsel for each of the indemnified parties individually by reason of the above proviso but only an amount equal to the costs of a single separate counsel for all of them as a group.

         (d) Method of Indemnification. In the event that an Indemnitee shall seek indemnification pursuant to Section 6.8(b), such Indemnitee may seek recovery in an amount equal to the aggregate Damages incurred or suffered by such Indemnitee with respect to which such Indemnitee is entitled to indemnification pursuant to Section 6.8(b), and any obligation to indemnify an Indemnitee shall be satisfied solely from the Escrow Fund, in accordance with the terms of withdrawal specified in the Escrow Agreement.

         6.9 Restrictions on Resale. In addition to the resale restrictions on shares of HMS Common applicable to "Rule 145 Affiliates" of QSM set forth in
Section 7.3 hereof, all executive officers of QSM after the Merger shall be subject to the "window period" resale restrictions applicable to all directors and executive officers of HMS and its Subsidiaries.

                                   ARTICLE 7.

                              ADDITIONAL AGREEMENTS

         7.1 Access to Information. QSM shall afford to HMS and to HMS's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all of QSM's properties, books, contracts, commitments and records and, during such period, QSM shall use all reasonable efforts to furnish promptly to HMS all other information concerning the business, properties and personnel of QSM as HMS may reasonably request, provided that QSM shall not be required to disclose any information which it is legally required to keep confidential. QSM shall request a waiver of any such confidentiality requirement. HMS will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason, HMS shall promptly return, or cause to be returned, to QSM all nonpublic documents obtained from QSM which it would not otherwise have been entitled to obtain, and any copies made of such documents, extracts and copies thereof. Notwithstanding the foregoing, HMS shall be permitted to disclose such information in its filings with the SEC as and to the extent required under applicable federal securities laws.

         7.2 Legal Conditions to the Merger. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain, and to cooperate with the other party with respect to, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         7.3 Rule 145 Affiliates. Schedule 7.3 attached hereto sets forth a list of names and addresses of those Persons, who may be deemed "Affiliates" of QSM within the meaning of Rule 145 under the Securities Act ("Rule 145") or from whom a letter in the form of Exhibit H hereto (the "Affiliate Letter") may be necessary in order for the Merger to qualify as a pooling of interests transaction (each such Person, together with the Persons identified below, a "Rule 145 Affiliate"). QSM shall provide HMS such information and documents as HMS shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person who becomes a Rule 145 Affiliate of QSM at any time after the date hereof up to and including the time of the QSM Shareholders' Meeting or who HMS reasonably identifies (by written notice to QSM) as being a Person who may be deemed to be an Affiliate of QSM. QSM shall use its best efforts to deliver or cause to be delivered to HMS, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Rule 145 Affiliates identified on Schedule 7.3 (as the same may be supplemented as aforesaid), the Affiliate Letter.

         If any Rule 145 Affiliate of QSM refuses to provide a Rule 145 Affiliate Letter, HMS shall in lieu of receipt of such letter be entitled to place appropriate legends on the certificates evidencing HMS Common to be received by such Rule 145 Affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for HMS Common, to the effect that the shares of HMS Common received or to be received by such Rule 145 Affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of HMS Common, pursuant to an effective registration statement under the Act or in accordance with the provisions of Paragraph (d) of Rule 145 and, in any event, only after financial results covering at least 30 days of combined operations of HMS and QSM after the Effective Time of the Merger shall have been published. The foregoing restrictions on the transferability of HMS Common shall apply to all purported sales, transfers and other conveyances of the shares of HMS Common received or to be received by such Rule 145 Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of HMS Common whether or not such Rule 145 Affiliate has exchanged the certificates previously evidencing such Rule 145 Affiliate's shares of QSM Capital Stock, Notes or Warrants for certificates evidencing the shares of HMS Common into which such shares of QSM Capital Stock, Notes or Warrants were converted or exchanged, as the case may be.

         7.4 Irrevocable Proxies. In consideration of the execution of this Agreement by HMS and Sub, QSM has caused to be delivered to HMS irrevocable proxies, in the form of Exhibit I hereto, in favor of designees of HMS, authorizing such proxies to vote in favor of this Agreement and the transactions contemplated hereby at the QSM Shareholders' Meeting. Such irrevocable proxies represent in excess of fifty (50%) percent of the shares of QSM Capital Stock which will be entitled to vote on the Merger at the QSM Shareholders' Meeting.

         7.5   Employment Agreements.

         (a) QSM and each of William B. Munier, Ira Yanowitz, Susan Terrillion, Lori Blades and Kenneth Housely shall, at the Closing, execute an employment agreement, substantially in the form of Exhibit J to this Agreement.

         (b) HMS, QSM and each of Rodrigo Rocha, William B. Munier, Ira Yanowitz, Susan Terrillion, Lori Blades and Kenneth Housely shall, at the Closing, execute an agreement, substantially in the form of Exhibit K to this Agreement, not to compete with QSM.

         7.6 Employee Benefits. HMS agrees that, after the Closing Date, QSM employees will be afforded the opportunity to participate in benefits and equity acquisition programs that are currently available to all HMS employees.

         7.7   Treatment of Assumed QSM Stock Options.

         (a) Each Assumed QSM Stock Option has been issued pursuant to QSM's stock option plans (collectively, the "QSM Option Plans"), a complete list of which is set forth on Schedule 7.7 attached hereto. In addition to the provisions of Section 2.5(b) of this Agreement, in the case of any Assumed QSM Stock Option to which Section 421 of the Code applies by reason of its qualifications under Section 422 or Section 423 of the Code ("Qualified Stock Options"), the option price, the number of shares purchasable pursuant to such Assumed QSM Stock Options and the terms and conditions of exercise of such Assumed QSM Stock Options shall be determined in order to comply with Section 424 of the Code. As soon as practicable after the Effective Time of the Merger, HMS shall deliver to holders of Assumed QSM Stock Options appropriate option agreements under the HMS Stock Option and Restricted Stock Purchase Plan representing the right to acquire shares of HMS Common.

         (b) HMS shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HMS Common for delivery upon exercise of the Assumed QSM Stock Options assumed in accordance with Section 2.5(b) and this Section 7.7. The shares of HMS Common subject to such Assumed QSM Stock Options are included in a Registration Statement on Form S-8 previously filed by HMS and declared effective by the SEC and HMS agrees to use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed QSM Stock Options remain outstanding.

         7.8   Grant of HMS Stock Options Following the Closing.  Pursuant to
Section 7.6 above, HMS will cause options to purchase an aggregate of 40,000 shares of HMS Common minus the number of shares of HMS Common issuable upon the exercise of the Assumed QSM Stock Options to be issued immediately following the Effective Time of the Merger to such senior management and other employees of QSM as the Chief Executive Officer of QSM may direct, after consultation with the Chief Executive Officer of HMS. It is anticipated that the terms of such options will be subject to continued employment, will have a vesting schedule spanning three years, with one-quarter of the options vesting immediately following the Effective Time of the Merger, an additional one-quarter of the options vesting on October 31, 1997, an additional one-quarter of the options vesting on October 31, 1998 and the remaining options vesting on October 31, 1999, and will be subject to such other terms and conditions as are set forth in the HMS Stock Option and Restrictive Stock Purchase Plan pursuant to which the options will be granted and the HMS Stock Option Agreement which will evidence the options; provided, however, that in the event of a termination of employment other than a voluntary termination by the employee or termination by QSM for "cause", which for purposes of this Section 7.8 shall mean (i) conviction of the employee of a crime of moral turpitude, (ii) clear and convincing evidence that the employee acted dishonestly to the material detriment of QSM or HMS or any of HMS's Subsidiaries, or (iii) the employee acting in gross dereliction of his duties, the vesting of all unvested options granted pursuant to this Section 7.8 which are held by the terminated employee as of the termination date of employment shall be accelerated to the date of termination of employment. The grant of such options shall be conditioned upon each recipient executing an HMS confidentiality/non-competition agreement substantially in the form attached to the employment agreements contemplated by Section 7.5 of this Agreement.

         7.9 Communications. Between the date hereof and the Effective Time of the Merger, neither QSM nor HMS will furnish any communication to its shareholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content hereof, which approval shall not be unreasonably withheld; provided, however, that HMS shall be entitled to make any disclosure to the public as it shall reasonably believe to be necessary to comply with the requirements of federal or state securities laws or the Nasdaq National Market (provided that, in such event, HMS shall make reasonable efforts to advise QSM in advance of such disclosure).

         7.10 Delivery of Stock Certificates. HMS will issue and deliver as and when required by the provisions of this Agreement, certificates representing the shares of HMS Common into which the shares of QSM Capital Stock, the QSM Notes and QSM Warrants outstanding immediately prior to the Effective Time of the Merger shall have been converted or exchanged as provided herein.

         7.11  Parachute Payments. QSM shall comply with the provisions of
Section 280G(b)(5)(A)(ii) of the Code, such that neither HMS, Sub, QSM or any entity affiliated therewith shall be considered by the IRS to have paid (at any time before or after the Merger) a parachute payment to a Person who is or was a disqualified individual (within the meaning of Section 280G(c) the Code) of QSM or any entity affiliated therewith.

         7.12 Notification of Certain Matters. QSM shall give prompt notice to HMS and HMS shall give prompt notice to QSM, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would, in the reasonable judgment of their respective management, be likely to cause either (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time of the Merger or (b) any condition set forth herein to be unsatisfied in any material respect at any time from the date of this Agreement to the Effective Time of the Merger, and (ii) any material failure of QSM, HMS or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided that the delivery of any notice pursuant to this Section
7.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.13 Tax Treatment. QSM and HMS shall, and from and after the Effective Time of the Merger HMS shall, use best efforts to qualify the Merger, and shall use best efforts not to take any action to cause the Merger not to qualify, as a reorganization under Section 368(a) of the Code. From and after the Effective Time of the Merger, (i) HMS shall cause the Surviving Corporation to continue QSM's historic business or use a significant portion of QSM's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d), and (ii) HMS and Sub shall, and HMS shall cause the Surviving Corporation to, treat the Merger as a "reorganization" within the meaning of
Section 368(a) of the Code and shall file such information with their income tax returns as may be required by Treasury Regulation Section 1.368-3 or other applicable law.

         7.14 Beacon Resources Fee. The fee of Beacon Resources in the amount of $150,000, as provided for in the engagement agreement between QSM and Beacon Resources dated May 13, 1996, and thereafter agreed to by QSM, Beacon Resources and HMS, will be paid by HMS via an HMS check, which will be delivered immediately following the Effective Time of the Merger.

                                   ARTICLE 8.

                              CONDITIONS PRECEDENT

         8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, or to the waiver by such party, on or prior to the Closing Date, of each of the following conditions:

         (a) Effective Registration Statement. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or shall be continuing to be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC. HMS shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue the shares of HMS Common pursuant to the Merger and the transactions contemplated hereby.

         (b) Shareholder Approval. This Agreement shall have been approved and adopted by the required affirmative vote of (i) the holders of the outstanding shares of QSM Capital Stock and (ii) HMS in its capacity as the sole shareholder of Sub.

         (c) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to HMS or its Subsidiaries taken as a whole, or QSM.

         (d) Third-Party Approvals. Any and all consents or approvals required from third parties shall have been obtained.

         (e) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against QSM or HMS of substantial damages if the Merger is consummated, shall be pending or threatened which, in the good faith judgment of QSM's or HMS's Board of Directors has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (f) Statutes. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

         (g) Nasdaq HMS Listing. The shares of HMS Common to be issued in the Merger and the other transactions contemplated hereby shall have been duly listed on the Nasdaq National Market System, subject to official notice of issuance.

         8.2 Conditions to Obligations of HMS and Sub. The obligations of HMS and Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by HMS and Sub:

         (a) Representations and Warranties. The representations and warranties of QSM set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and HMS shall have received a certificate or certificates to such effect signed by the Chief Executive and Chief Financial Officer of QSM.

         (b) Performance of Obligations of QSM. QSM shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and HMS shall have received a certificate signed by the Chief Executive Officer of QSM to such effect.

         (c) Opinion of QSM's Counsel. HMS shall have received an opinion dated the Closing Date of LeBoeuf, Lamb, Greene & MacRae L.L.P., counsel to QSM, in form reasonably acceptable to HMS.

         (d) Rule 145 Affiliate's Letters. Each Person who is identified as a Rule 145 Affiliate of QSM pursuant to Section 7.3 shall have executed and delivered to HMS and its counsel an Affiliate Letter.

         (e) Employment. Each of the employment and not-to-compete agreements contemplated under Section 7.5 of this Agreement shall have been duly executed and delivered.

         (f) QSM Preferred Shareholder, Noteholder and Warrantholder Consents. QSM shall have received fully executed QSM Preferred Shareholder Consents, Noteholder Consents and Warrantholder Consents from each QSM Preferred Shareholder, Noteholder and Warrantholder listed on Schedule 3.2 attached hereto and the holders of all outstanding $.25 QSM Warrants and vested $.25 QSM

Stock Options shall have fully exercised their respective $.25 QSM Warrants and $.25 QSM Stock Options.

         (g) No Adverse Change in the Business of QSM. HMS shall have received a certificate signed by the Chief Executive and Chief Financial Officer of QSM that since the date of the Interim Financial Statements there has been no material adverse change in the business of QSM other than as disclosed in this Agreement.

         (h) Corporate Action. HMS shall have received from QSM certified copies of resolutions of QSM's shareholders and Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, and HMS shall have received a certificate signed on behalf of QSM by the corporate secretary of QSM to such effect. In addition, HMS shall have received (i) a copy of QSM's Certificate of Incorporation, and all amendments thereto, certified by the Secretary of State of Delaware, (ii) a copy of QSM's By-laws certified by QSM's corporate secretary, (iii) good standing certificates for QSM and each of its Subsidiaries from their respective states of incorporation and all states where they are qualified to do business, and (iv) incumbency certificates covering the officers of QSM certified by its corporate secretary and Chief Executive Officer.

         8.3 Conditions to Obligations of QSM. The obligations of QSM to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by QSM:

         (a) Representations and Warranties. The representations and warranties of HMS and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and QSM shall have received a certificate signed by the Chief Executive and Chief Financial Officer of HMS to such effect.

         (b) Performance of Obligations of HMS and Sub. HMS and Sub shall have performed all obligations required to be performed by them under this Agreement prior to the Closing Date, and QSM shall have received a certificate signed by the Chief Executive Officer of HMS to such effect.

         (c) Opinion of HMS's Counsel. QSM shall have received an opinion dated the Closing Date of Coleman & Rhine LLP, counsel to HMS, in form reasonably acceptable to QSM.

         (d) Corporate Action. QSM shall have received from HMS certified copies of resolutions of Sub's sole shareholder and of HMS's and Sub's Boards of Directors approving and adopting this Agreement and the transactions contemplated hereby, and QSM shall have received a certificate signed on behalf of each of HMS and Sub by the corporate secretary of each such company to such effect.

                                   ARTICLE 9.

                                     CLOSING

         The closing under this Agreement (the "Closing") shall be held as soon as practicable following satisfaction of all conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. The parties hereto anticipate that the Closing will occur on or about October 31, 1996. In any event, if the Closing has not occurred on or before November 30, 1996, this Agreement may be terminated as provided in
Article 12. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Coleman & Rhine LLP, 1120 Avenue of the Americas, 19th Floor, New York, New York 10036, at 10:00 a.m. on such date, or at such other time and place as the parties may mutually agree.

                                   ARTICLE 10.

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         The representations, warranties and covenants contained in this Agreement shall survive the Merger for the periods specified in Section 13.4. All representations, warranties and covenants in or pursuant to this Agreement shall be deemed to be conditions to the Merger, and in the event this Agreement shall be terminated in accordance with the terms thereof, the provisions of
Section 7.1 and Articles 11 and 13 of this Agreement shall survive any termination of this Agreement.

                                   ARTICLE 11.

                               PAYMENT OF EXPENSES

         HMS, Sub and QSM shall each pay their own out-of-pocket expenses incurred incident to the preparation and carrying out of the transactions herein contemplated, except as specifically set forth below. At the Closing, HMS shall pay the fee of Beacon Resources if the Merger is consummated, in accordance with the provisions of Section 7.14 above. In addition, unless the Merger is not consummated because (a) QSM fails to meet the accounting criteria for pooling transactions and/or (b) QSM affirmatively decides not to consummate the Merger, HMS will reimburse QSM its actual and reasonable accounting, legal and independent appraisal fees ("QSM Transaction Expenses") up to a maximum of $90,000.

                                   ARTICLE 12.

                        TERMINATION, AMENDMENT AND WAIVER

         12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the shareholders of QSM:

         (a)    by mutual written consent of QSM and HMS;

         (b) by HMS or QSM, as the non-defaulting party, if there has been a material breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and, if such breach is curable, such breach has not been cured within a ten (10) day period after written notice of such breach;

         (c) by either HMS or QSM if the Merger shall not have been consummated on or before November 30, 1996; provided, however, that if the Merger shall not be consummated on or before November 30, 1996, because of a party's failure to satisfy any of the conditions set forth in Sections 8.2 or 8.3, neither HMS nor QSM may rely upon its own actions or lack thereof to terminate the Agreement;

         (d) by either HMS or QSM if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; and

         (e) by either HMS or QSM if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit HMS's or QSM's ownership or operation of all or a material portion of the business or assets of QSM or HMS and its Subsidiaries taken as a whole, or compel HMS or QSM to dispose of or hold separate all or a material portion of the business or assets of QSM and its Subsidiaries taken as a whole or HMS and its Subsidiaries taken as a whole, as a result of the Merger or (ii) render HMS or QSM unable to consummate the Merger, except for any waiting period provisions.

         Where action is taken to terminate this Agreement pursuant to this
Section 12.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

         12.2 Effect of Termination. In the event of termination of this Agreement by either QSM or HMS as provided in Section 12.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HMS or QSM or their respective officers or directors except as set forth in
Article 11 and except to the extent that such termination results from the breach by a party hereto of any of its covenants or agreements set forth in this Agreement.

         12.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of QSM and Sub but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         12.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 13.

                             INDEMNIFICATION OF HMS

         13.1   Indemnification. Subject to the terms and conditions of this
Article 13, QSM shall indemnify, defend and hold HMS and its Affiliates harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys, fees and expenses (collectively "Damages"), imposed upon or incurred by HMS or QSM by reason of or resulting from:

         (a) any inaccuracy or breach of any representation, warranty or covenant of QSM contained in or made pursuant to this Agreement, or

         (b) any inaccuracy or misrepresentation in any certificate or any QSM Schedule delivered by QSM pursuant to this Agreement, or

         (c)    any breach by QSM of this Article 13.

         13.2 Method of Indemnification. In the event HMS shall seek indemnification pursuant to Section 13.1, HMS may seek recovery in the amount equal to the aggregate Damages incurred or suffered by HMS with respect to which HMS is entitled to indemnification pursuant to Section 13.1, and any obligation of QSM to indemnify HMS shall be satisfied solely from the net proceeds derived from the sale of shares of HMS Common held by the Escrow Agent in accordance with the terms of withdrawal specified in the Escrow Agreement, and the QSM Securityholders shall have no other obligation to indemnify HMS hereunder.

         13.3 Conditions of Indemnification. HMS's right to indemnification under Section 13.1 shall be subject to the following terms and conditions:

         (a) Within twenty (20) days after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim, HMS shall give the QSM Representatives (as such term is defined in the Escrow Agreement) written notice thereof together with a copy of such claim, process or other legal pleading, and the QSM Representatives shall have the right to undertake the defense thereof through a legal representative of the QSM Representatives' own choosing, and reasonably satisfactory to HMS.

         (b) If the QSM legal representative, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the Person asserting such claim), does not elect to defend against such claim, HMS (upon further notice to the QSM Representatives) will have the right to undertake the defense, compromise or settlement of such claim.

         13.4   Limitations on Indemnification.

         (a) The indemnities set forth in this Article 13 and all representations, warranties and covenants hereunder shall survive for a period of nine (9) months following the Effective Time of the Merger, including such indemnities, representations, warranties and covenants of QSM hereunder which pertain to tax claims. Upon the expiration of such period, HMS shall have no further right of indemnification for Damages and the balance of HMS Common held by the Escrow Agent shall be distributed as provided in the Escrow Agreement unless HMS has been given notice of a claim asserting liability by a third Person prior to the expiration of such period and thereafter provides notice to the QSM Representatives in the manner provided in Section 13.3 above.

         (b) If HMS shall become entitled to indemnification for Damages hereunder, there shall be a credit or offset against such liability of an amount equal to $100,000 (the "Threshold"). Notwithstanding the foregoing, there shall be no credit or offset for Damages relating to (i) taxes incurred with respect to the operations of QSM in the United Kingdom prior to the Closing Date, and
(ii) an account receivable in the amount of $30,956.36 due to QSM from the Beacon Group. At such time as the aggregate of all Damages exceeds the Threshold, HMS shall be entitled to recover any and all amounts for which a claim for indemnity has been made, without regard to the Threshold.

                                   ARTICLE 14.

                                     GENERAL

         14.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

         If to HMS or Sub:

                  Health Management Systems, Inc.
                  401 Park Avenue South
                  New York, New York 10016
                  Attention:  Chief Executive Officer

         with a copy to

                  Coleman & Rhine LLP
                  1120 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Bruce S. Coleman, Esq.

         If to QSM or the QSM Principals:

                  Quality Standards in Medicine, Inc.
                  581 Boylston Street - Suite 250
                  Boston, Massachusetts 02116
                  Attention:  Chief Executive Officer

         with a copy to

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  260 Franklin Street
                  Boston, Massachusetts 02110
                  Attention:  David S. Balabon, Esq.

or to such other Persons as may be designated in writing by the parties, by a notice given as aforesaid.

         14.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         14.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         14.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Neither HMS, Sub nor QSM may assign or transfer any rights under this Agreement.

         14.5 Other Agreements. This Agreement, together with all of the Exhibits and Schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof. All other written agreements heretofore made between the parties hereto in contemplation of this Agreement are superseded by this Agreement and are hereby terminated in their entirety.

         14.6 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.


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
         14.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without regard to principles of conflicts of laws.

         14.8 No Dissenters' Rights of Appraisal. Pursuant to Section 262(b) of the Delaware General Corporation Law, holders of QSM Capital Stock are not entitled to dissenters' rights of appraisal in connection with the Merger because shares of HMS Common are currently, and on the record date for the QSM Shareholders' Meeting will be, listed for trading in the Nasdaq National Market.

         IN WITNESS WHEREOF, HMS, Sub and QSM have caused this Agreement to be duly signed all as of the date first written.

                                        HEALTH MANAGEMENT SYSTEMS, INC.



                                        By:
                                           --------------------------------

                                        QSM ACQUISITION CORP.



                                        By:
                                           --------------------------------


                                        QUALITY STANDARDS IN MEDICINE, INC.



                                        By:
                                           --------------------------------

AGREED TO AND ACCEPTED:

QSM Principals



- -------------------------
William B. Munier


- -------------------------
Rodrigo Rocha

                               COLEMAN & RHINE LLP,
                               as Escrow Agent


                               By:
                                  ----------------------
                                  Bruce S. Coleman, Esq.



                                       56